SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2002

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26584 Commission File Number	91-1632900 (I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington (Address of principal executive offices)		99362 (Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

                     Not Applicable
(Former name or former address, if changed since last report)


Item 5. Other Events

            Banner Corporation, the parent company of Banner Bank, announced on March 22, 2002, that D. Michael Jones, who joined Banner Bank as its President and Chief Executive Officer in February, will be promoted to President and Chief Executive Officer of Banner Corporation following Banner Corporation’s annual meeting on April 19, 2002. Gary Sirmon, Banner Corporation’s current President and Chief Executive Officer, will assume the position of Chairman of the Board, replacing Dean W. Mitchell, who will continue to serve on the Company’s Board of Directors. Mr. Sirmon will focus on strategic direction, mergers and acquisitions, and industry affairs.

            Mr. Jones was formerly the President of West One Bancorp, headquartered in Boise, Idaho.  Prior to joining West One, Mr. Jones served as President of Old National Bancorporation in Spokane, Washington.

            Additional information relating to the naming of Mr. Jones as President and Chief Executive Officer of Banner Corporation is contained in the press release issued by Banner Corporation on March 22, 2002, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit
99	Press Release dated March 22, 2002.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

DATE: March 29, 2002	By: /s/ Gary Sirmon Gary Sirmon President


Exhibit 99

Press Release Dated March 22, 2002


Contact: Gary Sirmon, President and CEO
Lloyd Baker, CFO
(509) 527-3636

BANNER CORPORATION ANNOUNCES MANAGEMENT SUCCESSION PLAN

            WALLA WALLA, Wash.--(BUSINESS WIRE)--March 22, 2002--Banner Corporation (Nasdaq:BANR) announced that D. Michael Jones, who joined Banner Bank as its President and CEO in February, will be promoted to President and CEO of Banner Corporation following the annual meeting April 19, 2002.

            Gary Sirmon, Banner Corporation's current President and CEO, will assume the position of Chairman of the Board, replacing Dean W. Mitchell, who will remain on the Board.

            "The Board and management are excited about the expertise and potential that Michael brings to our organization. His experience with and knowledge of banking, finance, accounting and the economies of the Pacific Northwest is exceptional," said Gary Sirmon, President and CEO. "Michael was formerly the president of West One Bancorp, Boise, Idaho, and Old National Bancorporation, Spokane, Washington. His success in leading and growing commercial bank franchises will most certainly be an asset to our management team as Banner continues to expand."

            "With these transitions, I will assume the position of Chairman of the Board and will focus on strategic direction, mergers and acquisitions, and industry affairs. I am confident that Michael Jones' leadership and banking experience, along with the management team we are building, will lead Banner to new levels of success," concluded Sirmon.

            Banner Corporation is the parent of Banner Bank, a Washington state chartered commercial bank, which operates a total of 39 branch offices and six loan offices in 18 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the web at www.banrbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, changes in interest rates and Banner's ability to successfully attract and retain key employees. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.